Exhibit 10.1
NONQUALIFIED STOCK OPTION AGREEMENT
     This NONQUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made as of August 7, 2007 (the “Grant Date”) by and between ASSET ACCEPTANCE CAPITAL CORP., a Delaware corporation (the “Corporation”), and                                          (the “Optionee”).
Recitals
     A. Capitalized terms used and not defined herein have the meanings ascribed to them in the Corporation’s 2004 Stock Incentive Plan, as amended and restated May 22, 2007 (the “Plan”), a copy of which is attached hereto as Annex A.
     B. The terms of the Plan are summarized in its prospectus, a copy of which is attached hereto as Annex B. The Plan shall control over the prospectus in the event of any conflict or inconsistency among them.
     C. The Optionee serves as an Employee of the Corporation or a Subsidiary of the Corporation and has been duly granted the Option (as defined below) in an effort to, among other things, provide additional incentive to the Optionee in connection with his employment and to align the Optionee’s interests with the Corporation’s long-term best interests.
Agreement
     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Grant of Option. Subject to the terms and conditions hereof, the Corporation hereby grants, effective as of the Grant Date, to the Optionee the right and option to purchase from the Corporation up to, but not exceeding in the aggregate,                      shares of the Corporation’s Common Stock at a price of $                     per share (being the closing price on the Grant Date) (the “Option”). The Option being granted pursuant to this Agreement does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and, therefore, is intended to constitute a Nonqualified Stock Option.
     2. Right to Exercise Option, and Term. The Option may not be exercised prior to August 7, 2008. Thereafter, the Option shall become exercisable in installments as follows:
          (a) 25% of the shares covered by the Option shall become exercisable on or after August 7, 2008;

          (b) An additional 25% (50% cumulative) of the shares covered by the Option shall become exercisable on or after August 7, 2009;
          (c) An additional 25% (75% cumulative) of the shares covered by the Option shall become exercisable on or after August 7, 2010;
          (d) An additional 25% (100% cumulative) of the shares covered by the Option shall become exercisable on or after August 7, 2011; and
To the extent not exercised, installments shall accumulate and may be exercised by the Optionee, in whole or in part, in any subsequent period. The Board, in its sole discretion, may accelerate the time at which any option may be exercised in whole or in part. Notwithstanding any other provision of this Agreement, this Option shall not be exercisable after the tenth (10th) anniversary of the Grant Date.
     3. Exercise of Option.
          (a) Conditions Precedent. The Optionee, from time to time during the period when the Option hereby granted may by its terms be exercised, may exercise the Option in whole or in part as at the time permitted, by satisfaction of the following conditions:
               (i) Notice. By delivery to the Corporation of a written notice signed by the Optionee, in substantially the form attached hereto as Annex C, stating the number of shares that the Optionee has elected to purchase at that time from the Corporation and representing that the Optionee is acquiring the shares being purchased for investment and not for resale; provided, however, that this representation shall not be binding upon the Optionee if the shares of Common Stock that being purchased are subject to an effective registration statement under the Securities Act of 1933.
               (ii) Payment. By delivery to the Corporation of
                    (A) The purchase price for shares of Common Stock to be acquired upon exercise of the Option shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise.
                    (B) In lieu of the form of payment described above in subsection (A), the Optionee may pay such purchase price in whole or in part either by surrendering shares of Common Stock that are subject to this Option or by tendering shares of Common Stock, which have been held by the Optionee for at least six (6) months and which are freely owned and held by the Optionee independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation’s Common Stock on the day prior to exercise, as reported in The Wall Street Journal (or as otherwise reported by such Stock Exchange), and the certificate(s)

for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation. If the Optionee is subject to short swing profit restrictions under the Exchange Act and desires to exercise the Option by tendering previously-acquired shares, then he or she shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act.
          (b) Issuance of Shares. After satisfaction of the conditions described above in Section 3(a), the Corporation shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.
     4. Termination of Employment. As provided in Section 7.1 of the Plan, the general terms and conditions of exercise of the Option shall be subject to the following:
          (a) If, prior to the date that the Option first becomes Vested, the Optionee terminates employment for any reason (other than after a Change in Control), the Optionee’s right to exercise the Option shall terminate and all rights thereunder shall cease.
          (b) If, on or after the date that the Option first becomes Vested, the Optionee terminates employment for any reason, other than death or Disability, the Optionee shall have the right, within the earlier of (i) the expiration of the Option, and (ii) three (3) months after termination of his employment, to exercise the Option to the extent that it was exercisable and unexercised on the date of the Optionee’s termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise.
          (c) If, on or after the date that the Option first becomes Vested, the Optionee terminates employment due to death while an Option is still exercisable, the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, shall have the right within the earlier of (i) the expiration of the Option, and (ii) three (3) months after the death of the Optionee, to exercise the Option to the extent that it was exercisable and unexercised on the Optionee’s date of death, subject to any other limitation on exercise in effect on the date of exercise.
          (d) If, on or after the date that the Option first becomes Vested, the Optionee terminates employment due to Disability, the Optionee shall have the right, within the earlier of (i) the expiration of the Option, and (ii) three (3) months after the effective date of the termination of employment, to exercise the Option to the extent that it was exercisable and unexercised on the date of the Optionee’s termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise. If the Optionee dies after termination of his employment while the Option is still exercisable, the Option shall be exercisable in accordance with the terms of Section 4(c) above.
          (e) The Committee, at the time of the termination of the Optionee’s term of employment, may, in its sole discretion, accelerate the Optionee’s right to exercise the Option or extend the exercise period of the Option.

          (f) Shares subject to the Option that are not exercised in accordance with the provisions of Section 4(a) through (e) above shall expire and be forfeited by the Optionee as of their expiration date and shall become available for new grants and awards under the Plan as of such date.
     5. Change in Control. Notwithstanding anything contained herein to the contrary, in the event of an Optionee’s Change in Position subsequent to a Change in Control, the Option granted to the Optionee immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to the Option.
     6. Effect on Term on Employment. None of the adoption of the Plan, the granting of the Option or the execution and delivery of this Agreement shall be deemed to create or confer on the Optionee any right to be retained or to continue as an Employee or interferes in any way with the right of the Corporation to terminate the Optionee’s employment at any time.
     7. Adjustments.
          (a) The total number of shares of Common Stock subject to the grant of the Option (both as to the number of shares of Common Stock and the purchase price per share), shall be adjusted pro rata in accordance with Section 8.1(a) of the Plan. The foregoing adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.
          (b) In the event of a proposed dissolution or liquidation of the Corporation, the Committee shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for the Optionee to have the right to exercise the Option in full until ten (10) days prior to such transaction as to all of the shares of Common Stock covered thereby, including shares as to which the Option would not otherwise be exercisable. In addition, the Committee may provide that any re-purchase option of the Corporation applicable to the shares purchased upon exercise of the Option shall lapse as to all such shares, provided that the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, the Option shall terminate immediately prior to the consummation of the proposed dissolution or liquidation.
          (c) In the event of a merger of the Corporation with or into another corporation, the sale of substantially all of the assets of the Corporation, or the reorganization or consolidation of the Corporation, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or the parent or a subsidiary of the successor corporation. In the event that such successor corporation (or the parent or a subsidiary thereof) refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option in full, including shares which would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this Section 7(c), the Option shall be considered assumed if, following the merger, sale of assets, reorganization or consolidation, the option or right confers the right to purchase or receive, for each share covered by the Optionee’s Option, immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in the merger, sale of assets, reorganization or consolidation by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger, sale of assets, reorganization or consolidation is not solely common stock of the successor corporation (or the parent or a subsidiary thereof), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Stock subject to the Option, to be solely Common Stock of the successor corporation (or the parent or a subsidiary thereof) equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
          (d) The foregoing adjustments described in Section 7(b) and Section 7(c) shall be made by the Committee. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.
     8. Rights Prior to Issuance of Shares. The Optionee shall not have any rights as a shareholder with respect to shares covered by the Option until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued. During such time as all or part of the Option remains exercisable under this Agreement, the Corporation shall provide the Optionee with such financial information relative to the Corporation, if any, as shall be required under applicable law.
     9. Non-Assignability. The Option shall not be transferable by the Optionee except by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercised only by the Optionee, except in the event of the Optionee’s Disability, in which case the Optionee’s legal guardian or the individual designated in the Optionee’s durable power of attorney may exercise the Option. Any transferee of the Option shall take the same subject to the terms and conditions of this Agreement and the Plan. No transfer of the Option by will or the laws of descent and distribution, or as otherwise permitted by the Committee, shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.
     10. Securities Laws.
          (a) Anything to the contrary herein notwithstanding, the Corporation’s obligation to sell and deliver Common Stock pursuant to the exercise of the Option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.
          (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of the Option as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Stock Exchange or any other securities exchange, recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.
     11. Withholding Taxes.
          (a) The Corporation shall have the right to withhold from the Optionee’s compensation or require the Optionee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of the Option. The Optionee may make a written election to tender previously-acquired shares of Common Stock, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes.
          (b) If the Optionee is subject to the insider trading restrictions of Section 16(b) of the Exchange Act, then he or she may use Common Stock to satisfy the applicable withholding requirements only if such disposition is approved in accordance with Rule 16b-3 of the Exchange Act. Any election by the Optionee to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.
     12. Disputes. As a condition of the granting of the Option hereunder, the Optionee, as well as the Optionee’s permitted successors and assigns, legal guardian or the individual designated in the Optionee’s durable power of attorney, agree that any dispute or disagreement which shall arise under or as a result of the Option, this Agreement or the Plan shall be determined and interpreted by the Committee in its sole discretion and judgment and that any such determination and any such interpretation by the Committee shall be final and shall be binding and conclusive for all purposes.
     13. Provisions of Plan Controlling. The provisions of this Agreement are subject to the terms and provisions of the Plan. In the event of any conflict between the provisions of this Agreement, the Option, and/or the provisions of the Plan, the provisions of the Plan shall control.
[FOR THOSE WITH EMPLOYMENT AGREEMENTS:
     14. Long-term Consideration for Award. The terms and conditions set forth in Annex D (including the terms of the Protective Provisions as defined therein) are hereby incorporated by reference and made an integral part of this Agreement. An invalidation of all or a part of Annex D or the Protective Provisions, your commencement of litigation to invalidate, modify or alter the terms and conditions set forth in Annex D or the Protective Provisions, or your failure to perform your obligations under the Protective Provisions shall cause this Agreement to become null, void and unenforceable.]
[FOR THOSE WITHOUT EMPLOYMENT AGREEMENTS:
     14. Long-term Consideration for Award; Non-Interference, Non-Disclosure and Non-Competition Agreement. The terms and conditions set forth in Annex D (including the terms of the Non-Interference, Non-Disclosure and Non-Competition Agreement as defined therein) are hereby incorporated by reference and made an integral part of this Agreement. [The effectiveness of the obligations of the Corporation set forth in this Agreement are also subject to the Optionee’s execution and delivery of the Non-Interference, Non-Disclosure and Non-Competition Agreement.] An invalidation of all or a part of Annex D or the Non-Interference, Non-Disclosure and Non-Competition Agreement, your commencement of litigation to invalidate, modify or alter the terms and conditions set forth in Annex D or the Non-Interference, Non-Disclosure and Non-Competition Agreement, or your failure to perform your obligations under the Non-Interference, Non-Disclosure and Non-Competition Agreement shall cause this Agreement to become null, void and unenforceable.]
     15. Miscellaneous.
          (a) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if physically delivered, (ii) if telephonically transmitted by facsimile transmission, if such transmission is confirmed by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed overnight delivery, (iii) if transmitted via e-mail, if such transmission is confirmed by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed overnight delivery, (iv) five business days after having been deposited in the United States Mail, as certified or registered mail (with return receipt requested and with first class postage pre-paid), or (v) one (1) business day after having been transmitted to a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business day after such transmittal (e.g., via Federal Express), all of which notices or other communications shall be addressed to the recipient as follows:
          (x) If to the Corporation, to:
ASSET ACCEPTANCE CAPITAL CORP.
28405 Van Dyke Avenue
Warren, Michigan 48093
           (596.939.9600)
Attention: Secretary
          (y) If to the Optionee, to the address set forth in the records of the Corporation.

Such names and addresses may be changed by written notice.
          (b) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          (c) Captions. The captions to the sections and subsections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict or enlarge substantive provisions of this Agreement.
          (d) Parties in Interest. This Agreement shall bind and shall inure to the benefit of the parties hereto, their respective permitted successors and assigns.
          (e) Complete Agreement. This Agreement shall constitute the entire agreement between the parties hereto and shall supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.
          (f) Modifications. The terms of this Agreement cannot be modified except in writing and signed by each of the parties hereto.
          (g) Assignment. Except as otherwise expressly provided in this Agreement, the rights and obligations provided by this Agreement shall not be assignable by any party without the prior written consent of the other parties.
          (h) Severability. In the event that any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          (i) Governing Law. The terms of this Agreement shall be governed by and construed in accordance with Michigan law.
[SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Corporation: ASSET ACCEPTANCE CAPITAL CORP.

By:

Its:

Optionee:

ANNEX A
ASSET ACCEPTANCE CAPITAL CORP.
2004 STOCK INCENTIVE PLAN

ANNEX B
ASSET ACCEPTANCE CAPITAL CORP.
PROSPECTUS FOR 2004 STOCK INCENTIVE PLAN

ANNEX C
ASSET ACCEPTANCE CAPITAL CORP.
NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION
ASSET ACCEPTANCE CAPITAL CORP.
28405 Van Dyke Avenue
Warren, MI 48093
(596.939.9600)
Attention: Secretary
Re: Notice of Exercise of Nonqualified Stock Option
Ladies and Gentlemen:
     A Nonqualified Stock Option was granted to me on                                         (the “Grant Date”) to purchase                      shares of the Common Stock of ASSET ACCEPTANCE CAPITAL CORP., a Delaware Corporation (the “Corporation”), at a price of $                     per share (the “Option”), pursuant to a Nonqualified Stock Option Agreement, dated as of                     , between the Corporation and me (the “Agreement”).
     I hereby elect to exercise my Option with respect to                      shares. [TO COME — DESCRIBE METHOD OF PAYMENT PURSUANT TO SECTION 3(a)(ii) OF THE AGREEMENT.]
     I represent that the shares of Common Stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale; provided, however, that this representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective registration statement under the Securities Act of 1933.

Optionee:

(signature)

Printed Name:

Dated:
ANNEX D
ASSET ACCEPTANCE CAPITAL CORP.
2004 STOCK INCENTIVE PLAN

Long-Term Consideration and
Corporation Recovery for Breach

     By signing and accepting your Agreement, you recognize and agree that the Corporation’s key consideration in granting the Option is securing you long-term commitment to serve as its Chairman, President and Chief Executive Officer who will advance and promote the Corporation’s business interests and objectives. Accordingly, you agree that this Option shall be subject to the following terms and conditions as material and indivisible consideration for the Option:
     (a) Fiduciary Duty. During your employment with the Corporation you shall devote your full energies, abilities, attention and business time to the performance of you job responsibilities and shall not engage in any activity which conflicts or interferes with, or in any way compromises, your performance of such responsibilities.
[FOR THOSE WITH EMPLOYMENT AGREEMENTS:
     (b) Employment Agreement. You and the Company have entered into the Employment Agreement dated                     ,            , as amended (the “Employment Agreement”).
     (c) Survival of Commitments; Potential Recapture of Award and Proceeds. You acknowledge and agree that the terms and conditions of this Annex D and the provisions of Sections ___and ___through ___of the Employment Agreement (the “Protective Provisions”) [i.e., non-interference, non-disclosure and non-competition related convenants] shall survive both (i) the termination of your employment with the Corporation for any reason, and (ii) the termination of the Plan, for any reason. You acknowledge and agree that the grant of Options in this Agreement is just and adequate consideration for the survival of the restrictions set forth herein, and that the Corporation may pursue any or all of the following remedies if you either violate the terms of this Section or succeed for any reason in invalidating any part of it (it being understood that the invalidity of any term hereof would result in a failure of consideration for the Agreement):
(i)	declaration that the Agreement is null and void and of no further force or effect;

(ii)	recapture of any cash paid or shares of Common Stock issued to you, or any designee or beneficiary of you, pursuant to the Agreement;

(iii)	recapture of the proceeds, plus reasonable interest, with respect to any shares of Common Stock that are both issued pursuant to this Agreement and sold or otherwise disposed of by you, or any designee or beneficiary of you.
The remedies provided above are not intended to be exclusive, and the Corporation may seek such other remedies as are provided by law, including equitable relief.]
[FOR THOSE WITHOUT EMPLOYMENT AGREEMENTS:
     (b) Non-Interference, Non-Disclosure and Non-Competition Agreement. Optionee and the Company have entered into the Non-Interference, Non-Disclosure and Non-Competition Agreement [dated                     ,          ] [in the form attached hereto as Annex D-1] (the “Non-Interference, Non-Disclosure and Non-Competition Agreement”).
     (c) Survival of Commitments; Potential Recapture of Award and Proceeds. You acknowledge and agree that the terms and conditions of this Annex D and the Non-Interference, Non-Disclosure and Non-Competition Agreement shall survive both (i) the termination of your employment with the Corporation for any reason, and (ii) the termination of the Plan, for any reason. You acknowledge and agree that the grant of Options in this Agreement is just and adequate consideration for the survival of the restrictions set forth herein, and that the Corporation may pursue any or all of the following remedies if you either violate the terms of this Section or succeed for any reason in invalidating any part of it (it being understood that the invalidity of any term hereof would result in a failure of consideration for the Agreement):
(i)	declaration that the Agreement is null and void and of no further force or effect;

(ii)	recapture of any cash paid or shares of Common Stock issued to you, or any designee or beneficiary of you, pursuant to the Agreement;

(iii)	recapture of the proceeds, plus reasonable interest, with respect to any shares of Common Stock that are both issued pursuant to this Agreement and sold or otherwise disposed of by you, or any designee or beneficiary of you.
The remedies provided above are not intended to be exclusive, and the Corporation may seek such other remedies as are provided by law, including equitable relief.]
     (d) Acknowledgement. You acknowledge and agree that your adherence to the foregoing requirements will not prevent you from engaging in your chosen occupation and earning a satisfactory livelihood following the termination of your employment with the Corporation.